UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

KEYSIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2017, Keysight Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., BNP Paribas Securities Corp., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC (the “Underwriters”), pursuant to which the Company agreed to sell 11,428,571 shares of its common stock, par value $0.01 per share (the “Common Stock”), to the Underwriters. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. In connection with the offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,714,285 shares of its Common Stock, solely to cover over-allotments, if any (the “Over-allotment Option”).

On March 24, 2017, Goldman, Sachs & Co., as representative of the Underwriters, notified the Company that the Underwriters had elected to exercise the Over-allotment Option in full. As a result, the Company offered 13,142,856 shares of its Common Stock, including 1,714,285 shares for which the Over-allotment Option had been exercised in full, pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-216838). The offering closed on March 28, 2017.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Certain of the Underwriters and/or their affiliates are lenders and/or agents under the Company’s revolving credit facility and the term loan facility that the Company may draw upon in connection with the Company’s contemplated merger with Ixia. In particular, an affiliate of Goldman, Sachs & Co. is the administrative agent and a lender under each of the Company’s revolving credit facility and term loan facility. Certain of the Underwriters and/or their affiliates may also act as underwriters for any debt financing that the Company may pursue. In addition, the Underwriters and/or their affiliates have agreed to provide the Company with a bridge loan commitment. Goldman, Sachs & Co. is also providing financial advisory services to the Company in connection with its contemplated merger with Ixia for which they are receiving customary fees and expenses.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein. The description of the Underwriting Agreement herein does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 22, 2017, between Keysight Technologies, Inc. and Goldman, Sachs & Co., as representative of Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., BNP Paribas Securities Corp., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.
By:	/s/ Stephen D. Williams
Name:	Stephen D. Williams
Title:	Senior Vice President, General Counsel and Secretary

Date: March 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 22, 2017, between Keysight Technologies, Inc. and Goldman, Sachs & Co., as representative of Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., BNP Paribas Securities Corp., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).